AMENDED AND RESTATED SERVICE AGREEMENT

This Amended and Restated Service Agreement (this “Agreement”) is made by and between GE Capital Financial Inc., an FDIC-insured Utah industrial bank, for itself and on behalf of its subsidiaries (together with such subsidiaries, the “Bank”), and General Electric Capital Corporation, a Delaware corporation (“Parent”).

WITNESSETH

WHEREAS, the Bank and Parent previously entered into a Service Agreement dated as of August 11, 1997, as amended by the First Amendment of Service Agreement effective September 1, 1997, the Second Amendment of Service Agreement effective November 10, 1997, the Third Amendment of Service Agreement effective November 17, 1997 and the Fourth Amendment of Service Agreement effective December 1, 1998 (as so amended, the “Service Agreement”);

WHEREAS, Parent and the Bank agreed on April 17, 2008 to purchase certain assets and did purchase such assets on July 31, 2008 from Citibank, N.A. and affiliates of Citibank, N.A. (the “Citi Capital Transaction”);

WHEREAS, the Bank and Parent desire to further amend, and restate, the Service Agreement;

WHEREAS, the Bank is engaged in multi-state lending and leasing programs and accepts insured deposits and has determined that it intends to serve and build upon the business acquired in connection with the Citi Capital Transaction by engaging with Parent in commercial leasing and lending programs (the “Programs”);

WHEREAS, Parent has determined that Bank should be an essential component of its commercial finance business and desires to take such actions as are necessary or appropriate to facilitate that goal;

WHEREAS, pursuant to the Service Agreement, Parent has provided significant services to the Bank and has extensive experience providing commercial services in connection with its commercial lending and leasing businesses, including, but not limited to, sales and marketing, operations support, accounting, legal, information technology and human resources services and has the capacity to provide such services to the Bank in a manner equal or superior to industry standards; and

WHEREAS, the Bank has requested Parent to provide comprehensive services to the Bank directly and through appropriate Parent subsidiaries or affiliates.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Bank and Parent hereby agree as follows:

ARTICLE I
SERVICES

1.1         Services Provided. Parent agrees to provide, to and on behalf of the Bank directly or indirectly, all support and services listed on each Program Exhibit (the “Services”) and all such Other Services as the Bank may request.

1.2         Continuation of Services. If the Bank sells receivables or other assets or transfers deposits or other liabilities, Parent agrees to provide such Services as the Bank may request in connection with such sale or transfer and such continuing Services in connection with such receivables or other assets or deposits or other liabilities as the Bank may request.

1.3         Performance Standards. Parent shall provide the Services in accordance with applicable law, regulation and regulatory guidance; Bank’s policies, procedures and guidance; and the specific direction of the Bank and its personnel. The manner, nature, quality, timeliness, accuracy and standard of care applicable to the delivery by Parent of the Services under this Agreement, including timeliness and accuracy and standards of care appropriate to the provision of Services by Parent, shall be consistent with best practices under industry standards and no less favorable to Bank than the manner, nature, quality, timeliness and standards of care applicable to the provision of comparable Services by Parent to others.

1.4         Regulation. It is understood and agreed by the parties hereto that the performance of the Services is subject to regulation and examination by federal and state regulatory authorities and Parent shall take all necessary and appropriate steps to assure compliance with law and regulation and shall coordinate with Bank in connection with any examination inquiry, request for information or other action by any state or federal regulatory authority. It is further understood and agreed by the parties hereto that, pursuant to law and regulation, the Bank may engage in a transaction with an affiliate, including Parent, involving the provision of services “only on terms and conditions and under circumstances, including credit standards, that are substantially the same, or at least as favorable to such bank or its subsidiary as those prevailing at the time for comparable transactions with or involving nonaffiliated companies” and that, in the absence of comparable transactions, the transaction must take place “on terms and under circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies.” Parent agrees to indemnify Bank to the full extent that provision of Services pursuant to this Agreement does not meet this rule.

1.5         Data Ownership. Parent does not hereby convey nor does Bank hereby obtain any right in the software, systems, data or other intellectual property owned or licensed by Parent. Bank does not hereby convey nor does Parent hereby obtain any right in data or other intellectual property owned or licensed by Bank. Without limiting the foregoing, the Bank and Parent acknowledge and agree that the Parent’s rights, privileges and obligations, if any, in respect to data arising from or relating to Bank customers are subject to the terms and conditions of that certain Data Sharing Agreement dated as of July 31, 2008.

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1.6         Protection of Data Disaster Recovery.

(a)         Parent shall maintain in accordance with the back-up procedures maintained by Parent, duplicate copies of all electronic records and data, except current work in process, necessary to enable the reconstruction of the data maintained by Parent in connection with the Programs (“Program Data”), and to permit Bank to continue its operations in the event of damage to or destruction of Parent’s data processing facilities. Parent shall maintain any other safeguards against the destruction, loss or alteration of any such Program Data or the interruption of data processing services, which it employs in connection with its own data processing, or which shall be required under law or regulation applicable to Bank or Parent.

(b)        Parent shall have in place a disaster recovery plan (“Disaster Recover Plan” or “Plan”) in relation to the Services rendered by Parent. The Disaster Recovery Plan shall comply in all respects with all applicable laws and shall include, but not be limited to, the following:

(i)          A brief description of the applications and components utilized in the Services that would likely be affected by a disaster that results in disruption of Services (“Disaster”) and any back-up or alternate capabilities;

(ii)         The resources which Parent would utilize to perform the Services in the event of any Disaster and the emergency service levels or the performance standards to be adhered to by Parent in relation to the affected Services upon occurrence of any such Disaster;

(iii)        The location of the recovery center that Parent would utilize for provision of Services in the event of such Disaster (the “Primary Recovery Center”) and the location of an alternate recovery center (the “Secondary Recovery Center”) that Parent would use if the Primary Recovery Center is not available; and

(iv)        (A) Parent’s recovery responsibilities; (B) contact listings of key personnel; (C) identification of recovery teams; (D) recovery scenarios; (E) criteria for disaster recovery; (F) titles of individuals authorized by each party to act on its behalf in the event of a Disaster; (G) schedule for testing of the Disaster Recovery Plan; and (H) notification and escalation procedures.

Without limiting the foregoing, the Disaster Recovery Plan will identify, and include response plans for, existing geographic and other known risks associated with, arising from or otherwise relating to each Parent business location.

Parent shall make necessary arrangements and provide requisite infrastructure to test the Disaster Recovery Plan periodically. Parent, in coordination with Bank, shall review and, if necessary, update the Plan on an annual basis or upon request of Bank. No changes will be made to the Plan unless such changes are approved in writing by both Parent and Bank. Parent shall provide a representative (“Disaster Recovery Coordinator”) knowledgeable about disaster recovery planning and the Plan to serve as a single point of contact for Disaster recovery related communications and activities of Bank. The Disaster Recovery Coordinator shall be

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responsible for the maintenance of the Plan and shall ensure safe storage and distribution of copies thereof to off-site vital record storage and designated personnel of Bank.

Parent, in cooperation with Bank, shall test and evaluate the Disaster Recovery Plan at mutually agreed intervals to ensure that it remains predictable, effective and current. All disaster recovery testing and evaluation shall be conducted by Parent in consultation with Bank and Parent shall provide Bank with at least fourteen (14) days’ prior written notice before conducting any test in relation to the Plan. Without limiting the foregoing, Bank shall have the right to have its employees, agents, and representatives present at, and monitoring, each such test of the Plan, Parent shall provide Bank with a detailed report within seven (7) business days following the completion of such test. If the preliminary report or the detailed report identifies any problems or issues, Parent shall conduct such additional tests and/or investigation as Bank may request.

In the event of a Disaster, in addition to performing Disaster recovery in accordance with the Disaster Recovery Plan, Parent shall immediately (i) notify Bank of the nature and extent of the Disaster, the actions taken to remediate the Disaster, and the location of the Primary Recovery Center; (ii) if the actual recovery center is a center other than the Primary Recovery Center, immediately notify Bank by telephone of the reasons why the Primary Recovery Center is not available; and (iii) take action to transfer the affected Services to the Primary Recovery Center/Secondary Recovery Center in accordance with the Disaster Recovery Plan.

(c)         Except as may be provided in a Disaster Recovery Plan and Section 10.13, the occurrence of a Disaster shall not relieve Parent of its obligation to perform the Services in accordance with the terms hereof.

1.7         Risk of Data Loss. In the event any Program Data may be lost or destroyed through (i) any act or omission of Parent, its employees or agents or (ii) any breach of security or other obligations of this Agreement, including any breach of applicable law, by Parent, Parent will be responsible at its own expense for the prompt reconstruction of such. Program Data with high priority allocation of time and resources to complete the regeneration as quickly as possible.

1.8         Security.

(a)         Parent shall implement appropriate administrative, technical, and physical safeguards and other appropriate measures to protect the security, confidentiality and integrity of information received from Bank or in connection with the Services provided on behalf of Bank. These measures shall be designed to ensure the security and confidentiality of such information, protect against any anticipated threats or hazards to the security or integrity of such information, and protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any of Bank’s customers.

(b)         In addition to any other provisions of the Agreement, Parent shall notify Bank immediately upon discovery or notification of any actual or threatened security breach (i.e. unauthorized access of use) or any security breach that Parent determines is

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reasonably likely to occur, in each case, involving any information about Bank or its customers. Timing of notification may vary depending on the situation, but in no event will exceed two (2) business days. Parent shall also provide Bank with a detailed description of the incident, the type of information that was the subject of the security breach, the identity of each affected customer (if any), and any other information Bank may request concerning the customers or the details of the breach, as soon as such information can be collected or otherwise becomes available. Parent agrees to minimize any adverse effects of any such breach, to bear the expense of compliance with any legal requirements (such as notices to customers) associated with the breach, to take action immediately, at its own expense, to investigate the incident and to identify, prevent and mitigate the effects of any such security breach, and to carry out any recovery necessary to remedy the impact. Parent also agrees to bear any cost or loss Bank may incur as a result of the breach, including without limitation, the cost of notifying customers if Bank determines to do so.

(c)         Parent shall provide Bank with access to the Program Data during all such times as the Program Data is available to Parent and to all documents and records maintained by Parent on behalf of Bank pursuant to the performance of the Services.

(d)         Parent agrees to comply with any security requirements (“Security Requirements”) issued and updated from time to time under Bank’s information security program. However, if Parent does not or cannot comply with any provision contained in any update to the Security Requirements other than because of lack of an agreement to share any additional expenses to be incurred by Parent to meet or comply with such update, then Bank shall have the option to terminate this Agreement in accordance with Section 6.3 below.

1.9         Recordkeeping; Cooperation With Inspections. Parent shall hold and maintain all records relating to the Services (including all agreements relating to the Programs, loan and credit files, underwriting documentation, and records relating to the administration and servicing of the Programs) and shall provide access to such records to Bank at all reasonable times. Parent shall permit and cooperate fully with the inspection of all records and data of Bank maintained by Parent, or in Parent’s possession, at all reasonable times during business hours of Parent, by Bank or its representatives, including, without limitation, independent certified public accountants engaged by Bank, or by state or federal regulatory agencies with jurisdiction over Bank, and will take all necessary and appropriate steps to assure compliance with reporting and disclosure requirements of federal and state regulatory agencies and federal and state laws.

1.10       Covenants of Parent. Parent hereby covenants to do the following during the term of this Agreement:

(a)         Parent shall perform its obligations hereunder in a timely manner and with due care.

(b)        Parent shall comply with all applicable federal, state and local laws, rules and regulations.

(c)         Parent shall cooperate with the Bank and Bank’s customers and shall use its best efforts to promptly resolve all customer disputes relating to the Services.

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(d)        Parent shall perform all Services in accordance with the directions, guidelines, and criteria established by the Bank for Parent as set forth in this Agreement (including discrete Program Exhibits) or as otherwise communicated to Parent by the Bank. Parent shall have no discretion in applying or waiving such directions, guidelines, and criteria; provided, that, if Parent reasonably determines immediate action is required and Parent is unable to obtain instruction from the Bank, Parent may take such as actions as may be commercially reasonable under the circumstances and in the best interests of the Bank in order to maintain the status quo of the Services pending receipt of instructions from the Bank. The Bank may, in its sole and complete discretion, authorize Parent to perform any or all Services in accordance with Parent’s then-current guidelines, policies and procedures as applicable to such Services; provided, that, (i) Parent shall provide the Bank with copies of the relevant guidelines, policies and procedures, (ii) Parent shall make such changes to the guidelines, policies and procedures as the Bank may reasonably request (with such changes applicable solely to the Services) and (iii) Parent shall notify the Bank at least thirty (30) days prior to changing any guidelines, policies or procedures applicable to its performance of the Services

(e)         Except for the express and limited purpose of performing the Services, Parent shall have no authority hereunder or implied to contract on behalf of the Bank with any third parties and shall not hold itself out as having such powers or authority. Parent shall forward all offers made to the Bank by third parties to officers or employees of the Bank for acceptance or rejection.

(f)         Parent shall comply with GE Integrity, Spirit, and Letter Policy.

1.11       Reporting Requirements. Parent will provide to Bank, within a commercially reasonable period of time, all reports reasonably requested by Bank from time to time.

ARTICLE II
USE OF MARKS

2.1         Use of Bank Marks. Bank hereby grants to Parent, during the term of this Agreement, a non-exclusive, limited license to use its name, trademarks and service marks as identified on Schedule 1, which may be updated by Bank from time to time, (“Bank Marks”) as Bank expressly authorizes, solely in connection with the Services, and as provided in the attached Exhibit A. Parent may sub-license the Bank Marks to any permitted delegatees performing the Services on Parent’s behalf pursuant to Section 9.3. Parent agrees to, and shall cause permitted delegatees to, use the Bank Marks only in the form and manner and with appropriate legends as prescribed from time to time by Bank. Bank represents and warrants that it has all necessary right and authority to grant such limited license. Parent acknowledges and agrees that all use of the Bank Marks and all goodwill associated with or deriving from such use will inure to the benefit of Bank.

2.2         Use of Parent Marks. Parent hereby grants to Bank, during the term of this Agreement, a non-exclusive, limited license to use its name, trademarks and service marks and the name, trademarks and service marks of permitted delegatees (collectively, the “Parent Marks”) as Parent expressly authorizes, solely in connection with Bank’s receipt of the Services.

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Bank agrees to use the Parent Marks only in the form and manner and with appropriate legends as prescribed from time to time by Parent. Parent represents and warrants that it has all necessary right and authority to grant such limited license. Bank acknowledges and agrees that all use of the Parent Marks and all goodwill associated with or deriving from such use will inure to the benefit of Parent.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of Bank. Bank hereby represents and warrants to Parent, as of the date hereof:

(a)         Bank is a Utah industrial bank, duly organized, and validly existing in good standing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate any law or regulation applicable to Bank, or the terms of the charter or bylaws of Bank and will not result in a breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Bank is a party;

(b)         All approvals, authorizations, licensees, registrations, consents, and other actions by, and notices to, and filings with any person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained;

(c)         There is no material claim nor any material litigation, proceeding, arbitration, investigation, or controversy pending, to which Bank is a party, that would adversely affect this Agreement; no such claim, litigation, proceeding arbitration, investigation, or controversy has, to Bank’s knowledge, been threatened or is contemplated; to Bank’s knowledge, no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation, or controversy; and Bank is not subject to any agreement with any regulatory authority with respect to its operations adversely affecting this Agreement.

(d)        Bank is not insolvent.

3.2         Representations and Warranties of Parent. Parent hereby represents and warrants to Bank, as of the date hereof:

(a)         Parent is a Delaware corporation, duly organized, and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate any law or regulation applicable to Parent, or the terms of the charter or bylaws of Parent and will not result in a breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Parent is a party;

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(b)         All approvals, authorizations, licensees, registrations, consents, and other actions by, and notices to, and filings with, any person that may be required in connection with the execution, delivery, and performance of this Agreement by Parent, have been obtained;

(c)         There is no material claim nor any material litigation, proceeding, arbitration, investigation, or controversy pending to which Parent is a party, that would adversely affect this Agreement; no such claim, litigation, proceeding arbitration, investigation, or controversy has, to Parent’s knowledge, been threatened or is contemplated; to Parent’s knowledge, no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation, or controversy; and Parent is not subject to any agreement with any regulatory authority with respect to its operations adversely affecting this Agreement.

(d)         Parent is not insolvent,

ARTICLE IV
INDEMNIFICATIONS

4.1         Indemnification of Parent. Bank shall indemnify Parent and its directors, officers, employees and agents (“Parent Indemnified Parties”) and hold each of them harmless from and against and defend against, any and all claims, damages, losses, penalties, expenses, costs and/or liabilities (including attorneys’ fees and court costs) that are caused by or result from any breach of this Agreement or gross negligence or willful act or omission of Bank in the course of or related to Bank’s performance or obligations hereunder, or any claim that the Bank Marks infringe upon the intellectual property rights of a third party; and to the extent they are not caused by or the result of the willful misconduct or gross negligence, or violation of applicable law by Parent. Bank’s obligation to indemnify any Parent Indemnified Party will survive the expiration or termination of this Agreement by either party for any reason.

4.2         Indemnification of Bank. Parent shall indemnify Bank and its directors, officers, employees and agents (“Bank Indemnified Parties”) and hold each of them harmless from and against and defend against, any and all claims, damages, losses, penalties, expenses, costs and/or liabilities (including attorneys’ fees and court costs) that are caused by or result from any breach of this Agreement, including Section 1.5 herein, or gross negligence or willful act or omission of Parent in the course of or related to Parent’s performance or obligations hereunder, or any claim that the Parent Marks infringe upon the intellectual property rights of a third party, and to the extent they are not caused by or the result of the willful misconduct or gross negligence, or violation of applicable law by Bank. Parent’s obligation to indemnify any Bank Indemnified Party will survive the expiration or termination of this Agreement by either party for any reason.

4.3         Indemnification Process. Parent, on behalf of the Parent Indemnified Parties, and Bank, on behalf of the Bank Indemnified Parties (each, an “Indemnified Party”) shall (i) promptly notify the party obligated to provide indemnification (the “Indemnifying Party”) of any matters in respect of which the indemnity may apply and of which the Indemnified Party has knowledge; (ii) give the Indemnifying Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement

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thereof, provided that the Indemnifying Party shall not settle any such claim or action without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed); and (iii) cooperate with the Indemnifying Party, at the Indemnifying Party’s cost and expense in the defense or settlement thereof. The Indemnified Party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis. Notwithstanding the foregoing, the Indemnifying Party may not agree on the Indemnified Party’s behalf to a settlement involving anything other than the payment of money.

ARTICLE V

TERM AND TERMINATION

5.1         Term. This Agreement shall become effective, without further action, as of [July 31, 2008] (the “Effective Date”). This Agreement shall remain in effect for one year from the Effective Date, and, unless either party notifies the other of its intent not to renew the Agreement upon sixty (60) days notice prior to the end of any then-current term of this Agreement, shall thereupon be automatically renewed for successive one-year terms until terminated in accordance with this Article V.

5.2         Termination by Mutual Agreement; Regulator Direction; or Without Cause. This Agreement shall be terminated:

(a)         immediately upon mutual written agreement of the parties;

(b)         immediately at the direction of the FDIC or Utah Department of Financial Institutions; or

(c)         by either party without cause upon 180 days written notice to the other party;

5.3         Termination Upon Default. The breach by either party of a material term or condition of this Agreement shall constitute an event of default (“Event of Default”). If such Event of Default is not cured by the defaulting party within sixty (60) days after delivery of written notice describing the Event of Default, then the nondefaulting party shall be entitled, at its sole election, to terminate this Agreement upon not less than thirty (30) days written notice to the other party.

5.4         Termination by Reason of Bankruptcy. In the event of the occurrence of any of the following events, each party shall have the right to terminate this Agreement immediately upon providing written notice to the other party:

(a)         the commencement of any bankruptcy, insolvency, reorganization, dissolution, liquidation of debt, receivership or conservatorship proceeding or other similar proceeding under federal or state bankruptcy, debtors relief, bank regulatory or other law by or against the other party; or

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(b)         the suspension or termination of business or dissolution of, or the appointment of a receiver, conservator, trustee or similar officer to take charge of, a substantial part of the property of the other party.

5.5         Survival of Certain Obligations. Expiration or earlier termination of this Agreement for any reason shall not terminate the obligations described in this Section 5.5 or in Sections 4.1, 4.2, 4.3 or 8.1.

(a)         Transfer of Data and Cooperation in Transfer. Upon the expiration or earlier termination of this Agreement for any reason, Parent shall immediately deliver to Bank, upon request, all files, records, and documents maintained by Parent on behalf of Bank under this Agreement, and shall fully cooperate in the transfer of any servicing functions performed pursuant to this Agreement to a third party. Bank shall compensate Parent for such services to the same extent as if such services had been performed during the terms of this Agreement, and Parent shall perform such services according to such standards, including confidentiality, security, and accuracy, as were in effect during the term of this Agreement.

(b)         Continued Servicing upon Termination. If this Agreement is terminated, Parent shall continue to provide the Services until such time as such servicing functions are transferred. The Bank shall pay Parent such fees with respect to any services provided by Parent pursuant to this Subsection 5.5(b) as are mutually agreed upon by the parties at the time.

(c)         Costs of Conversion Paid by Defaulting Party. If this Agreement is terminated pursuant to Section 5.3, the defaulting party shall be obligated to pay all costs associated with the transfer of any servicing function from Parent to a third party or to Bank.

(d)         Destruction of Files. Upon the expiration or earlier termination of this Agreement for any reason, upon request, Parent will destroy all duplicates of all files, records and documents maintained by Parent on behalf of Bank under this Agreement which are not transferred to Bank pursuant to Section 5.5(a) and which Parent is not required to maintain pursuant to applicable law or regulation.

ARTICLE VI
CONSIDERATION

6.1         Specific Fees. If Parent charges a fee to Bank for Services rendered under this Agreement, this fee will be consistent with Section 23B of the Federal Reserve Act, including being no less favorable to Bank than the prevailing market for similar transactions with an unaffiliated party.

6.2         Other Fees. By a writing signed by each party hereto, Bank and Parent may agree to the payment by Bank of additional fees to Parent in consideration of additional services to be performed by Parent from time to time for which no compensation is set forth in the Program Exhibits.

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6.3         Out-of-Pocket Expenses. Bank may reimburse Parent for reasonable out-of-pocket expenses incurred by Parent in the provision of the Services when agreed upon in advance by the parties.

6.4         Arms-Length Price and Terms. Whenever fees are charged for Services, such fees must be consistent with the standards set forth herein in Section 1.4. Consistent with the provisions of Sections 1.3 and 1.4, Parent may provide Services without charge or for a fee more favorable than would otherwise be available to Bank. If Bank at any time provides written evidence that the Services are available to Bank from a third party for fees, or at a price, or on other terms offered that are lower or more favorable than the fees, price or other terms provided hereunder, Parent shall rebate to Bank the difference and shall reduce the charge or amend the other terms for such Service or Services to Bank to at least match those offered by such third party. In all cases, Parent will accept Bank’s independent, good faith determination regarding satisfaction of the standards set forth in Sections 1.3 and 1.4,

6.5         Payment. Within thirty (30) days after the end of each calendar month, or other period agreed between the parties, Parent shall provide Bank with an itemized report (in a form reasonably satisfactory to Bank), setting forth for that period all fees incurred pursuant to Section 6.1, 6.2 and 6.3. All payments due pursuant to such report shall be remitted by Bank within thirty (30) days of receipt by Bank of such report.

ARTICLE VII
TAXES

7.1         Fees Inclusive. In connection with the Services rendered under this Agreement, the Bank shall be liable for the taxes it would be responsible for in the event that services were provided by an unaffiliated third party, including, without limitation, applicable federal, state, county or local sales, use or similar taxes. Notwithstanding the foregoing, in no event shall Bank be liable for any taxes based on Parent’s net income.

ARTICLE VIII
CONFIDENTIALITY

8.1         Confidentiality. It is understood that, in the performance by Parent of the Services, Parent may have access to private or confidential information of Bank and Bank’s employees and customers, and that Bank may have access to confidential information regarding the operations of Parent. Each party shall use that degree of care it exercises to protect its own private or confidential information to keep, and to have its employees and agents keep, any and all private or confidential information of the other party strictly confidential and to use such information only for the purpose providing the Services or as otherwise agreed to by the other party. Each party acknowledges and agrees that in the event of a breach or threatened breach by it of the provisions of this Section, the other party will have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of any provision of this Agreement. Neither party shall provide any private or confidential

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information of the other party to third parties pursuant to an administrative or judicial subpoena, summons, search warrant or other governmental order without providing prior notice to such other party, unless otherwise provided by law or court order.

8.2         Limit of Confidentiality Obligations. Parent’s and Bank’s obligations and agreements under Section 9.1 hereof shall not apply to any information supplied that:

(a)         was known to the receiving party prior to the disclosure by the other;

(b)         is or becomes generally available to the public other than by breach of this Agreement; or

(c)         otherwise becomes lawfully available on a nonconfidential basis from a third party who is not under an obligation of confidence to the other party.

ARTICLE IX

MISCELLANEOUS

9.1         Notices. Any written notice required or permitted to be given to the parties hereunder shall be addressed as follows:

If to Bank:

GE Capital Financial Inc.

4246 South Riverboat Road

Salt Lake City, Utah 84123

Attn: Chief Financial Officer

If to Parent:

General Electric Capital Corporation

905 Main Avenue

Norwalk, CT 06851

Attn.: Sr. Vice President and Chief Financial Officer

All written notices shall be delivered in person or shall be sent by registered or certified mail, return receipt requested, and shall be deemed effective, seventy-two (72) hours after the same is mailed as provided above with postage prepaid. Notice sent by any other method shall be effective only upon actual receipt. The parties to this Agreement, by notice in writing, may designate another to whom notices shall be given pursuant to this Agreement.

9.2         Independent Contractor Status of Parent. The relationship of Parent to Bank under this Agreement is that of independent contractor. Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between the parties hereto.

9.3         Assignment; Subcontracting. This Agreement shall not be assignable in whole or in part by Parent or Bank without the other party’s prior written consent, which shall

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not unreasonably be withheld, and any attempted assignment without such consent shall be void; provided, that, (a) Parent, upon written notice to Bank, may assign this Agreement to any parent, subsidiary or affiliate of Parent with the capacity to provide any of the Services at a level of quality at least equal to that provided by Parent or (b) Parent may delegate any obligation of Parent under this Agreement or subcontract for the performance of the Services to any third party (except to the extent Bank has previously notified Parent that the performance of an obligation or Service may not be delegated or subcontracted to a third party), parent, subsidiary or affiliate of Parent with the capacity to provide any of the Services at a level of quality at least equal to that provided by Parent. Notwithstanding any such assignment, delegation or subcontract, Parent shall remain jointly and severally liable for all of its obligations under this Agreement, which are so assigned, delegated or subcontracted.

9.4         Waiver. No term or provision hereof will be deemed waived, and no variation of terms or provisions hereof shall be deemed consented to, unless such waiver or consent shall be in writing and signed by the party against whom such waiver or consent is sought to be enforced. Any delay, waiver or omission by Parent or Bank to exercise any right or power arising from any breach or default of the other party in any of the tennis, provisions or covenants of this Agreement shall not be construed to be a waiver by Parent or Bank of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

9.5         Successors. Subject to the restrictions on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.6         Compliance With Laws and Regulations. Each party agrees that it will obtain all licenses and other governmental authorizations and approvals required for the performance of its obligations under this Agreement and will perform its obligations hereunder in accordance with all applicable federal, state and local laws, rules and regulations now or hereafter in effect.

9.7         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to choice of law principles, and with federal law where applicable.

9.8         Headings Not Controlling. Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

9.9         Entire Agreement. This Agreement constitutes the only agreement between the parties hereto relating to the subject matter hereof, except where expressly noted herein, and all prior negotiations, agreements and understandings, whether oral or written, are superseded or canceled hereby.

9.10       [Intentionally omitted.]

9.11       Modification. This Agreement may not be amended or modified except in a written document signed by both parties.

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9.12       Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, this Agreement shall be construed as if not containing that provision, the rest of the Agreement shall remain in full force and effect, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

9.13       Force Majeure. No party shall be liable for any loss, injury, damages, delay in performance or failure to perform any obligation under this Agreement to the extent such loss, injury, damages, delay or failure to perform is the result of causes beyond the control of that party and is without its fault or negligence, including, but not limited to, acts of God, labor disputes, governmental regulations or orders, civil disturbance, war conditions, terrorist acts, riots, explosions, fires or the result of a failure by the other party to satisfy its obligations under this Agreement, except to the extent such loss, injury, damages, delay or non performance is the result of any failure of Parent to comply with its obligations set forth in its Disaster Recovery Plan. Upon occurrence of any force majeure event, Parent shall render the Services in accordance with the emergency service levels and other conditions as detailed in its Disaster Recovery Plan. If Parent is unable to render the Services in accordance with the emergency levels or performance standards detailed in its Disaster Recovery Plan for a period greater than ten (10) days, Bank shall be entitled to terminate the affected Services of this Agreement, by giving seven (7) days’ prior written notice to Parent before performance has resumed. In such event neither Parent nor Bank shall have any liability to the other, other than Bank’s liability to pay for Services rendered prior to the effective date of termination.

9.14       Power of Attorney. The Bank hereby appoints Parent as the Bank’s true and lawful attorney-in-fact with full power of substitution upon notice to Bank to take control in any manner of any cash or non-cash items of payment arising from or out of the Programs and to invest, reinvest and pay on behalf of and as directed by the Bank any funds or other assets held by it for the Bank. The Bank authorizes Parent to endorse the Bank’s name upon any or all by it for the Bank. The Bank authorizes Parent to endorse the Bank’s name upon any or all checks, drafts and money orders received by Parent in connection with the Programs. Parent agrees that it will hold all funds of the Bank in trust and as a fiduciary and will promptly account for such funds. Parent will deliver such funds to the Bank upon demand and generally each business day, and in any event no less frequently than weekly. Without limiting the foregoing, Bank may, from time to time, appoint and authorize Parent in the name and on behalf of the Bank to perform such additional activities and on such terms as the Bank may determine to be necessary or advisable. Any such appointment or authorization shall be memorialized in a separate power of attorney duly executed by an officer of the Bank.

9.15       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constituted but one and the same instrument.

9.16       Use of Bank Resources. Bank acknowledges that the Parent may, from time to time, request the use of certain assets of the Bank (including, without limitation, technology hardware and software) (“Seconded Resources”) in connection with providing Services, including Services provided under any joinder agreements entered into pursuant to section 10.18. Prior to any proposed use of Seconded Resources, the parties will agree upon the terms and conditions governing Parent’s use of Seconded Resources, including fair market

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compensation, which will be memorialized by an update to the list of Seconded Resources in Program Exhibit 2. Without limiting the foregoing, the parties agree that Parent shall hold the Seconded Resources as bailee and shall use the Seconded Resources only to complete Services under this Agreement. Seconded Resources, while in Parent’s custody or control, shall be held at Parent’s risk and shall be subject to return at Bank’s written request. Upon written request from Bank, Parent shall track and report on its use of Seconded Resources. Parent shall not permit, and shall be solely liable for, any unauthorized use of the Seconded Resources regardless of Bank’s knowledge of any such use. Seconded Resources shall be surrendered to Bank at the end of the approved period of use. Bank and Parent agree that the terms of use for Seconded Resources and the performance of their respective obligations under this section shall be in accordance with applicable law, including Section 23B of the Federal Reserve Act (and Regulation W, thereunder) as made applicable to the Bank and its affiliates by the Federal Deposit Insurance Act, 12 U.S.C. 1828(j).

9.17       Services for Bank Subsidiaries. Parent agrees to provide the Services to any subsidiary of GE Capital Financial Inc. electing to receive such Services and that any such subsidiary shall be entitled to enforce any and all of the provisions of this Agreement as though such subsidiary were a party to this Agreement and those provisions were made for its benefit.

9.18       GE Capital Financial Inc. shall ensure that any subsidiary electing to receive Services under this Agreement shall observe and comply with the terms of this Agreement in so far as applicable.

9.19       Joinder of Participating Parent Affiliates. Bank and Parent acknowledge that affiliates of Parent may, from time to time, request that Parent extend to them operational support and services of the types contemplated by this Agreement on the same terms and conditions of this Agreement. Any affiliate that wishes to have services provided on the terms of this Agreement shall execute a joinder agreement in substantially the form attached as Program Exhibit 2. Joinder by an affiliate shall be at Parent’s sole and complete discretion.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Bank and Parent have hereunto set their hands as of the 31st day of July, 2008.

GE CAPITAL FINANCIAL INC.

By:	/s/ Tim Carfi
Title:	President and CEO

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Jeffrey S. Bornstein
Title:	Senior Vice President

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Schedule 1

Bank Marks

GE Capital Financial Inc.

GE Capital Commercial Inc.

17

Exhibit A

GE Capital Financial Inc. Branding Requirements

Parent shall, and shall cause permitted delegatees to, comply with the following guidelines with respect to the use of any advertising, marketing, sales or lending-related materials in connection with the Services. The use of the Bank Marks or Parent Marks on such materials is referred to below as the “branding” of such materials.

1.          Parent will use the Bank Marks only in the form and manner and with appropriate legends as prescribed from time to time by Bank.

2.          Parent agrees to comply with all applicable standards regarding use of the “GE” logo, the letters “GE,” the words “General Electric,” and the Bank Marks, including, but not limited to, the standards specified in the service mark and trade name agreement between Parent and GE Capital Registry, Inc., the rules and practices set forth in General Electric Company’s GE Identity Program Manual and any other standards provided by Bank or established from time to time by Parent or the General Electric Company. Parent agrees that it will not associate any names or images with the Bank Marks without Bank’s prior approval.

3.          Parent will ensure that all marketing materials and lending-related documents regarding loans or leases funded by Bank with respect to which Parent provides the Services are branded with the Bank Marks as directed by Bank from time to time, including as provided in the attached Exhibit A-1. In addition, Parent will ensure that all loan/lease agreements and collection letters name Bank as lender/lessor, and that all commitment letters state, as applicable, (a) that the commitment is provided by Bank, or (b) that the commitment is provided by either Bank or Parent (i.e., the commitment references both Bank and Parent and indicates that the commitment is made by one or the other).

1

Exhibit A-1

The following shall be branded with Bank’s name only, and shall not include Parent’s name:

Loan Agreements*

Lease Agreements*

Check Stocks

Bank Accounts

Lockboxes

Original Titling

Re-Titling

UCC Filings

Collection Letters

Certificates of Insurance (incl. loss payee name)

[Document Changes]

The following may be branded with the name of Bank or Parent only:

Customer Applications

Promotional Items and Flyers

Signage

Interior Building

Letterhead

Business Cards

Envelopes

Fax Cover Sheets

Overnight Delivery Forms

Invoices

Websites/URL

Voicemail

Email

IVR [Changes]

Hold Message

* May be commonly branded, provided that Bank is clearly identified as lender/lessor.

2

Program Exhibit 1 – General Support

Service Description: Any and all services associated with the employees of the bank,

the physical bank location or necessary support services provided in general by GECC to operate the bank

Services Provided	Providers	Effective	Location	Cost	Measure
				$TBD	Per Month

Human Resources

Human Resource support for bank personnel including:

•      Recruiting support

•      Hiring and on boarding process

•      Compensation and payroll processes & tools

•      Employee benefit administration including Health & Disability, Retirement, Life and other insurances, Work and Family benefits, other GE Benefits

•      Employee Compliance

•      Employee dispute resolution policies and practices

•      Relocation services as applicable

	GECC	7/31/08	Norwalk, CT Fort Myers, FL	Included

Information Technology

Information Technology support including:

•      Business applications system support

•      ID management

•      Security services, support, & tools

•      Telephone / Fox / Data services

•      Infrastructure Support Including:

○    Network

○    Email

○    Server

○    Storage

○    Help Desk L1 & L2

	GECC	7/31/08	CT OH NY GA UT	Included

3

Services Provided	Providers	Effective	Location	Cost	Measure
○ Support Central (including Libraries & Folders) • Finance systems support & expertise including General Ledger & Hyperion • Power Suite
Sourcing Procurement services for the bank including: • P-card • T&L management • DialComm • Subject matter expertise	GECC	7/31/08	Norwalk, CT Danbury, CT	Included

Finance

•      Accounts Payable

•      Oracle Purchasing

•      Manual Journal Entries

•      Accounting and Reconciliation support

•      General Ledger support

•      Hyperion Reporting Cube Support

•      Subject matter expertise in the areas of technical & operation accounting, financial planning, and tax

	GECC	7/31/08	Norwalk, CT Danbury, CT	Included
General Management Services Includes: • 3rd party vendor management and payment as applicable • Quality • Legal • General Administration • Facilities	GECC	7/31/08	Norwalk, CT Danbury, CT	Included

4

Program Exhibit 1 – Capital Markets Activities
7/30/08

Product Description: Syndication and Securitization of Leases, Loans and
Asset Backed Securities originated by or for the Bank or sold to the Bank and related servicing, administration and handling of such Transactions

Services Provided	Providers	Effective	Location	Cost	Measure
				XX bp (Full Cost Plus 5%)	ASA (%ASA)

Offer to Sell or Place Leases, Loans and Asset Backed Securities

Subject to approval by Provider’s affiliate, GE Capital Markets, Inc. (“GECM”), appoint GECM as the Placement Agent for the Syndication, Securitization and Sale of Leases, Loans and Asset Backed Securities. This placement activity would be governed by a separate Placement Agency Agreement executed between GECM and the Bank.

•      Placement Agent Engagement Agreement to be entered into between GECM and the Bank, if required

•      GECM to prepare offering materials, information memoranda, cash flow modeling scenarios, historical performance data and other schedules and other marketing materials related to deals to be distributed to potential buyers, rating agencies and other outside vendors and consultants in accordance with GECM’s standard procedures

•      GECM to contact potential buyers, discuss deals with such buyers and take actions necessary or appropriate to

	GECM, GE Capital Solutions-Capital Markets and Related Businesses, as applicable.	Upon execution of Placement Agency Agreement between GECM and the Bank	All Relevant Locations	Included

5

Services Provided	Providers	Effective	Location	Cost	Measure
effect the sole of the deals • Financial modeling services related to accounting, economic or capital-related measures of contemplated syndication or securitization transactions.

Documentation

•      Preparation of all Syndication and Securitization agreements and documents, including but not limited to, Assignment Agreements, Participation Agreements, Purchase and Sale Agreements, Loan and Security Agreements, Fiscal Agency Agreements, Servicing Agreements, Remarketing Agreements, Fee Letters, Referral Agreements. SPE formation documents and related governing agreements and related closing documents and certificates

•      Preparation of documentation per Risk/Underwriting/Capital Markets requirements

•      Where applicable, preparation of all Lease and Loan agreements and documents of transactions to be syndicated

	GECM, GE Capital Solutions - Capital Markets and Related Businesses, as applicable	Upon execution of Placement Agency Agreement between GECM and the Bank	All Relevant Locations	Included

Booking/Funding

Recording of Transactions on Operating Systems:

•      Review executed Documentation

•      Set up contract in the system and process account transfers to appropriate legal entities, if applicable

	GE Capital Solutions - Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

6

Services Provided	Providers	Effective	Location	Cost	Measure

•      Review dots and follow key regulatory controls

•      Record transaction into system of record

•      Record transactions in accordance with accounting regulations

•      Prepare journal entries and supporting information as required

Ongoing Accounting • Prepare monthly journal entries, complete quarterly account reconciliation and all required financial reporting

Investor Servicing

Handling of inquiries related to servicing of syndicated and securitized accounts.

•      Receive Investor service requests

•      Open Issues Ticket

•      Review account information

•      Process requests and provide response to Investor

•      Close Issues Ticket

•      Process Pay-offs and Terminations with Investor

•      Process and calculate sharing of Pay-offs and other payments, if applicable

•      Handle termination of servicing or fiscal agency

Prompt Pay/Servicer Advances Program

•      Negotiate and document Prompt Pay/Servicer Advances Program with

	GE Capital Solutions - Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

7

Services Provided	Providers	Effective	Location	Cost	Measure

Investors

•     Remit Monies pursuant to Prompt Pay/Servicer Advances Agreements

•     Prepare and Deliver Prompt Pay/Servicer Advances Reports to Investors

•     Handle Termination of Prompt Pay/Servicer Advances on Accounts

Cash Application

•     Collect payments from Customers from Lockbox (checks, ACHs, Wire Transfer)

•     Automatically post payment to Host Account Receivable systems

•     Reconcile Report of Rejected items

•     Reconcile Payments

•     Research and Resolve discrepancies

•     Post discrepancies manually based upon established procedures and authorities

•     Remit payments to Investors pursuant to applicable Servicing/Fiscal Agency Agreement, if applicable

Follow all Safety and Soundness and Segregation of Duties requirements procedures

	GE Capital Solutions - Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

Account Servicing • Contracts Maintenance • Receive requests for Account Adjustment • Enter into Tracking System • Request appropriate approval based on Delegation of Authority, if applicable, and	GE Capital Solutions - Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

8

Services Provided	Providers	Effective	Location	Cost	Measure

coordinate approval or rejection of request with Investor

•     Perform adjustment and update tracking system

•     Verify adjustments and corrections

•     Deliver certificates, reports, notices of default and correspondence received from Customer to Investor pursuant to terms and conditions of Syndication and Securitization Agreements

Asset Management

Portfolio Management:

•     Respond to customers’ requests for early or end-of- term payoff of loans and leases–coordinate response with Investors as required

•     Prepare and coordinate execution of end-of-term options: return, purchase, renewal or refinance, following regulatory procedures

Remarketing:

Work with Business to do the following:

•     Coordinate equipment return between customer, company and 3rd parties

•     Coordinate equipment inspection (as needed)

•     Initiate billing for Missing and Damaged equipment

•     Coordinate repossessions

•      Assign best remarketing

	GE Capital Solutions - Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

9

Services Provided	Providers	Effective	Location	Cost	Measure

channel for profit maximization (direct sale, auction, 3rd party remarketer) and coordinate the sale process

•      Report equipment inventory aging and sale income

Coordinate remarketing and related services with Investors and application of proceeds pursuant to applicable Remarketing or related Agreements

Securitization Investor Reporting • Develop system data feed to reporting tool • Prepare and check investor reports • Manage settlement mechanics including wire transfers	GE Capital Solutions - Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

Securitization Retained Interest Valuation and Reporting

•      Prepare Retained Interest Valuation in accordance with current accounting policies (encompasses modeling and impairment testing)

•      Provide reporting, analysis and metrics on a periodic basis

	GE Capital Solutions - Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

10

Program Exhibit 1 – EFS Business Platform
7/31/08

Product Description: Wholesale and Retail Lease and Loan Financing

of Construction, Material Handling and other Commercial Equipment via Direct Relationships and Vendor Programs

Services Provided	Providers	Effective	Location	Cost	Measure
				XX bp (Full Cost Plus 5%)	ASA (%ASA)

Origination of Loans and Leases:

Direct Channel:

Loan and Lease Originations through Direct Sales Team and Referrals from Manufacturers and Dealers of Construction, Material Handling & Other Commercial Equipment. Manage all relationships with Manufacturers and Dealers.

Vendor Programs:

Loan air Lease Origination Through Wholesale and Retail Vendor programs. Manage all relationships with Vendors.

Wholesale (Inventory Finance)

Floor plan finance for dealers from approved manufacturers, vendors, and other approved sources. Provide asset based loans. Manage all manufacturer, dealer and vendor relationships.

	GE Capital Solutions - EFS		Direct Channel: Regional Offices Vendor Programs and Wholesale: Bedford, TX	Included

Underwriting

Structured Underwriting

•     Originate Classifiable Assets through established processes

•     Decision in accordance with approved credit delegations.

•     Underwrite with sufficient information to decision.

•     Memorialize in a Credit Approval Memorandum

	GE Capital Solutions - EFS	7/31/08	Structured: Regional Offices	Included

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Services Provided	Providers	Effective	Location	Cost	Measure

•     Set residuals according to Residual Guidelines

•     Rate each underwriting with a GEPD and GE LGD rating

•     Maintain underwriting data in a certified front end system

•     Comply with insider/Affiliate transaction rules, asset screens, environmental implementing procedures and credit policies

Vendor Programs and Wholesale: Bedford, TX

Flow/Vendor Deals Per Program Guidelines

Delinquency Managed Assets

*All credit programs will require a separate approval that must include the standard approval requirements (as applicable) and additional requirements necessary for facilities underwritten under the specific program.

•     Delinquency managed facilities will originate through established processes

•     Approve in accordance with authorized credit delegations.

•     Underwrite with sufficient financial information to decision

•     Maintain underwriting in a certified front-end system

•     Comply with Insider/Affiliate transaction rules, asset screens, environmental implementing procedures and credit policies

Wholesale Underwriting

•     Some as Flow/Vendor Deals

•     Memorialize in a Credit Approval Memorandum

Documentation Direct/Vendor/Wholesale	GE Capital Solutions - EFS	7/31/08	Bedford, TX Harrison, NY	Included

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Services Provided	Providers	Effective	Location	Cost	Measure

Preparation of Customer Financing agreement and associated Schedules

Prepare documentation per Risk/Underwriting requirements

Ensure proper perfection either by providing a perfected title with a first lien, or filing UCC’s when required by policy & securing subordination/terminations when required by policy

Work with appropriate approvers on any negotiation of deal specific requirements.

Send documentation for execution.

Booking / Funding

Direct/Vendor/Wholesale:

Booking of Transactions on Operating Systems:

•     Review executed customer documentation

•     Set up contract /dealer in the system

•     Review customer does/vendor or manufacturer invoices and follow key regulatory controls

•     Finalize Booking in system

•     Generate systematic invoice based on Booking

•     Forward Proceeds Sheet to Funding for disbursement

Funding Disbursement for Equipment/Services for a Customer Transaction

•     Receive the Proceeds Sheet

•     Identify payment method

•     Obtain appropriate approvals

	GE Capital Solutions - EFS	7/31/08	Bedford, TX Harrison, NY	Included

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Services Provided	Providers	Effective	Location	Cost	Measure

•     Validate Proceeds Sheet to invoice

•     Match Transaction Type to Payment Batch

•     Obtain Funding Review/ Authorization

•     Fund customer/manufacturer, vendors or other approved sources

•     File copy per retention policy

Client Servicing

Direct/Vendor/Wholesale
Handling of Inquiries related to servicing of customer accounts.

•     Receive customer service request

•     Open Issues Ticket

•     Review account information

•     Process requests and provide response to customer

•     Close Issues Ticket

	GE Capital Solutions - EFS	7/31/08	Bedford, TX Harrison, NY	Included

Cash Application

Direct/Vendor/Wholesale:

•     Collect payments from Lockbox (checks, ACHs, Wire Transfer)

•     Automatically post payment to Host A/R systems

•     Reconcile Report of Rejected items

•     Research and Resolve discrepancies

•     Post discrepancies manually based upon established procedures and authorities

•     Follow all Safety and Soundness and Segregation of Duties requirements procedures

	GE Capital Solutions - EFS	7/31/08	Bedford, TX Harrison, NY	Included
Account Servicing Contracts Maintenance • Receive request for Account Adjustment • Enter into Tracking System • Request appropriate approval based on Delegation of Authority	GE Capital Solutions - EFS	7/31/08	Bedford, TX Harrison, NY	Included

14

Services Provided	Providers	Effective	Location	Cost	Measure

•     Perform adjustment and update tracking system

•     Verify adjustments and corrections

Wholesale Account Management

Monitor performance

•     Set collateral check/audit frequency for all dealers

•     Work with Op’s to target risk collections for curtailments, interest &/or inventory payoffs as necessary

•     Negotiate payment arrangements including payment alternatives and/or forbearance programs per policies

•     Collect/recover customer balances on delinquent accounts &/or SOT accounts at wholesale customers

Conduct periodic credit reviews

Portfolio Management

Delinquency Managed Portfolio:

•     Delinquency managed assets will be supported by monthly summary reporting that identifies issues, follow-up and progress.

•     Modifications, extensions or deferrals will be approved in accordance with the approved EFS Delegation of Authority (Policy 5.0)

Classifiable Assets and Wholesale Exposure

•     Prepare and approve required Credit Reviews in accordance with the required schedule, and Delegated Credit Authority.

	GE Capital Solutions - EFS	7/31/08	Regional Offices Bedford, TX	Included

15

Services Provided	Providers	Effective	Location	Cost	Measure
• Provide current GEPD’s and GELGD ratings at least annually. • Modifications, extensions or deferrals will be approved in accordance with the approved EFS Delegation of Authority (Policy 5.0)

Collections and Workout

Collection/recovery of customer balances on delinquent accounts. Negotiation/Collection of Bankrupt accounts.

•     Establish Outbound manual and / or Dialer based call campaigns in compliance with regulatory policies

•     Receive customer calls

•     Negotiate payment arrangements including payment alternatives and/or forbearance programs per policies

•     Comply with Collections Policy, FDCPA and State Laws

•     Code Bankrupt accounts in host system and remove from normal collection activity

•     Trigger demand letters to liable parties to avoid potential delays in collections action/repossession

•     Process Reserves and Writeoffs per documented Credit Policy, Delegation of Authority and with appropriate Segregation of Duties

•     Collect/recover customer balances on delinquent accounts &/or SOT accounts at wholesale customers

	GE Capital Solutions - EFS	7/31/08	Bedford, TX Harrison, NY	Included

16

Services Provided	Providers	Effective	Location	Cost	Measure

Asset Management

Valuations:

•     Provide equipment residual values and current values to Sales and Risk

•     Analyze portfolio realization and market conditions and update residual value projections as needed

•     Provide current equipment values to Portfolio and Remarketing team for budgeting and negotiating

•     Report quarterly portfolio performance analysis (6.0

•     Comply with regulatory requirements

Portfolio Management:

•     Respond to customers’ requests for early or end-of-term payoff of loans and leases

•     Review accounts approaching Planned End Date and notify customers via invoice, letter or call

•     Prepare and coordinate execution of end-of-term options: return, purchase, renewal or refinance, following regulatory procedures

•     Collect outstanding Evergreen (Continue To Bill) payments

•     Report Evergreen Collection Effectiveness, Evergreen Income, Portfolio Realization

Remarketing:

•     Coordinate equipment return between customer, company and 3rd parties

•     Coordinate equipment inspection (as needed)

•     Initiate billing for Missing and Damaged equipment

•     Coordinate repossessions

•     Assign best remarketing channel

	GE Capital Solutions - EFS	7/31/08	Bedford, TX Harrison, NY	Included

17

Services Provided	Providers	Effective	Location	Cost	Measure
for profit maximization (direct sale, auction, 3rd party remarketer) and coordinate the sale process • Report equipment inventory aging and sale income

General Program Management and Services-

Finance reporting (monthly board review materials, provide data for quarterly GECF regulatory reporting, 3rd party vendor management and payment as applicable, payment processing against loan account, bank reconciliation; Human Resources; Performance Development; Operations Analysis; Quality; Legal (subject to ethical guidelines including conflicts of interest); Compliance with applicable policies per the MSA

	GE Capital Solutions - EFS	7/31/08	Danbury, CT Bedford, TX	Included

18

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED SERVICE AGREEMENT

AMENDMENT NO. 1, dated as of January 29, 2009, to the Amended and Restated Service Agreement dated as of July 31, 2008 (the “Agreement”) by and between GE Capital Financial Inc., (“GECFI”) and General Electric Capital Corporation (“GE Capital”).

WHEREAS, as of the date hereof, the GECFI and GE Capital desire to amend the Agreement to change certain terms provided under the Agreement as more specifically set forth below.

NOW, THEREFORE, in accordance with Section 9.11 of the Agreement, the parties hereto agree as follows:

1.            Amendment to Article IV of the Agreement. Article IV of the Agreement is hereby amended by:

(a)  Deleting Section 4.1 in its entirety;

(b)  Renumbering Sections 4.2 and 4.3, respectively, as Sections 4.1 and 4.2, respectively; and

(c)  Deleting from Section 4.2: (i) the first three lines to and including the words “provide indemnification” and inserting the words: “Bank, on behalf of the Bank Indemnified Parties (each, an “Indemnified Party”) shall (i) promptly notify the Parent”.

2.            Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Utah.

3.            Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall constitute an original but all of which when taken together shall constitute but one Amendment No. 1.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

GE CAPITAL FINANCIAL INC.		GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Tim Carfi	By:	/s/ J. Keith Morgan

Name:	T. Carfi	Name:	J. Keith Morgan

Title:		Title:

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED SERVICE
AGREEMENT

AMENDMENT NO. 2, dated as of October 30, 2009, to the Amended and Restated Service Agreement dated as of July 31, 2008 (the “Agreement”) by and between GE Capital Financial Inc., (“GECFI”) and General Electric Capital Corporation (“GE Capital”).

WHEREAS, as of the date hereof, GECFI and GE Capital desire to amend the Agreement to conform certain terms to the practice followed by GECFI and GECC since July 31, 2008 as more specifically set forth below.

NOW, THEREFORE, in accordance with Section 9.11 of the Agreement, the parties hereto agree as follows:

1.           Amendment to Article VI of the Agreement. Article VI of the Agreement is hereby amended, effective as of July 31, 2008, by adding to Section 6.4 a new third sentence as follows:

The baseline charge for Services hereunder shall be the Parent’s selling, general and administrative expense for the Service rendered, plus 5% of such expense (the “Baseline Charge”). The Baseline Charge will, from time to time, be compared to comparable third party charges (the “Comparable Third Party Charge”) and, if the Baseline Charge exceeds the Comparable Third Party Charge, the Baseline Charge will be reduced to match the Comparable Third Party Charge.

2.           Amendment to Exhibits. The column labeled “Cost” on all Exhibits hereto is hereby deleted, effective as of July 31, 2008.

3.           Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Utah.

4.           Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which when so executed shall constitute an original but all of which when taken together shall constitute but one Amendment No. 2.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

GE CAPITAL FINANCIAL INC.		GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Robert C. Millard	By:	/s/General Electric Capital Corporation

AMENDMENT NO. 3 TO THE

AMENDED AND RESTATED SERVICE AGREEMENT

AMENDMENT NO. 2, dated as of February __, 2012, to the Amended and Restated Service Agreement dated as of July 31, 2008, as formerly amended (the “Agreement”), by and between GE Capital Financial Inc. (“GECFI”), and General Electric Capital Corporation (“GE Capital”).

WHEREAS, as of the date hereof GECFI and GE Capital desire to amend the Agreement with respect to certain practices followed by GECFI and GECC since July 31, 2008 and to be followed hereafter, as more specifically set forth below.

NOW THEREFORE, in accordance with Section 9.11 of the Agreement, the parties hereto agree as follows:

1.           Amendment to Article VI of the Agreement. Article VI of the Agreement is hereby amended, effective as of January 1, 2011, as follows:

1.1          The third sentence of Section 6.4 (as added by Amendment No. 2 to the Amended and Restated Service Agreement) is hereby deleted.

1.2          A new Section 6.6 is hereby added, to read as follows:

6.6        Calculation of Fees. Subject to the provisions of Section 6.4 above and the limits set forth below, and notwithstanding anything set forth in any addendum, attachment or program exhibit attached hereto or made a party hereof, the fee for Services hereunder with respect to each Program shall be (i) Bank’s allocated portion of Parent’s aggregate selling, general and administrative expenses for origination and servicing related to such Program (the “Baseline Charge”), and (ii) an additional charge, as agreed by Parent and Bank, for high value services rendered in connection with such Program (an “Additional Charge”). The aggregate Additional Charges for all Programs shall not exceed 5% of the aggregate Baseline Charges for all Programs. In addition, the Baseline Charge and Additional Charge (if any) for any Program will be compared to comparable third party charges (the “Comparable Third Party Charge”) and, if the Baseline Charge and Additional Charge exceed the Comparable Third Party Charge, they will be reduced to match the Comparable Third Party Charge.

2.           Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of Utah.

3.           Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which when so executed shall constitute an original but all of which when taken together shall constitute but one Amendment No. 3.

Capitalized terms used but not otherwise defined herein shall have the meaning, if any, set forth in the Agreement.

GE CAPITAL FINANCIAL INC.		GENERAL ELECTRIC CAPITAL
CORPORATION

By:	/s/ Robert Millard	By:	/s/ General Electric Capital Corporation

ADDENDUM TO THE AMENDED AND RESTATED SERVICE AGREEMENT

ADDENDUM, dated as of January 15, 2009, to the Amended and Restated Service Agreement dated as of July 31, 2008 (the “Agreement”) between GE Capital Financial Inc., for itself and on behalf of its subsidiaries (together with such subsidiaries, the “Bank”) and General Electric Capital Corporation (the “Parent”).

WHEREAS, as of the date hereof, the Bank and Parent desire to amend the Agreement by adding the Services described in Attachment 1 hereto to the Agreement.

NOW, THEREFORE, in accordance with Section 9.11 of the Agreement, the parties hereto agree as follows:

1.             Provision of Other Services. Attachment 1 hereto is hereby added to and made part of the program Exhibit to the Agreement and the services described in Attachment 1 hereto are hereby made Services under the Agreement.

2.             Governing Law. This Addendum shall be governed by and construed in accordance with the laws of the State of Utah.

3.             Counterparts. This Addendum may be executed in any number of counterparts, each of which when so executed shall constitute an original but all of which when taken together shall constitute but one Addendum.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

GE CAPITAL FINANCIAL INC.

By:	/s/ Tim Carfi
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kristi Colburn
Name: Kristi Colburn
Title: Vice President

Program Exhibit

Services/Activities To Be Performed by GE Capital Markets, Inc.

GE Capital, acting through its wholly-owned subsidiary, GE Capital Markets, Inc., a broker-dealer registered with the Securities and Exchange Commission (“GECM”), will provide to the Bank certain services as requested by the Bank in connection with the Bank’s activities involving the syndication/placement and the buying and selling in the secondary market of certain financial products/instructions. The services will be with respect to the activities listed below, and any other activities as may be agreed to by Parent, GECM and the Bank.

Services Provided	Provider	Effective	Location	Cost	Measure
• Underwrite securities or be a selling group participant of securities.	GE Capital Markets, Inc.	1/1/2009	United States	None	N/A

• Buy and/or sell securities or municipal securities as a broker or dealer.

• Offer and place securities pursuant to a private placement exemption.

• Syndicate/place and buy and/or sell interests in the following:

1. loans (backed by various assets and properties, including real estate, equipment, software), and

2. leases of equipment and other property.

Amended Service Addendum – Capital Markets Activities

1/15/09

Product Description: Syndication and Securitization of Leases, Loans and Asset Backed Securities originated by or for the Bank or sold to the Bank and related servicing, administration and handling of such Transactions

Services Provided	Providers	Effective	Location	Cost	Measure
				XX bp (Full Cost Plus 5%)	ASA (%ASA)

Assist in the Sale or Placement of Leases, Loans and Asset Backed Securities

Assist Provider’s affiliate, GE Capital Markets, Inc. (“GECM”) in the Syndication, Securitization and Sale of Leases, Loans and Asset Backed Securities by providing:

•    Financial model services relating to accounting, economic or capital-related measures of contemplated syndication of securitization transactions.

	GE Capital – Capital Markets, Related Businesses	7/31/08	All Relevant Locations	Included
• Where applicable, preparation of all Lease and Loan agreements and documents of transactions to be syndicated

1

Services Provided	Providers	Effective	Location	Cost	Measure

Booking/Funding

Recording of Transactions on Operating Systems:

•    Reviewed executed Documentation

•    Set up contract in the system and process account transfers to appropriate legal entities, if applicable

•    Review docs and follow key regulatory controls

•    Record transaction into system of record

•    Record transactions in accordance with accounting regulations

•    Prepare journal entries and supporting information as required

Ongoing Accounting

•    Prepare monthly journal entries, complete quarterly account reconciliation and all required financial reporting

	GE Capital-Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

2

Services Provided	Providers	Effective	Location	Cost	Measure

Investor Servicing

Handling of Inquiries related to servicing of syndicated and securitized accounts.

•    Receive Investor service requests

•    Open Issues Ticket

•    Review account information

•    Process requests and provide response to Investor

•    Close Issues Ticket

•    Process Pay-offs and Terminations with Investor

•    Process and calculate sharing of Pay-offs and other payments, if applicable

•    Handle termination of servicing or fiscal agency

	GE Capital-Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

Prompt Pay/Servicer Advances Program

•    Negotiate and document Prompt Pay/Servicer Advances Program with Investors

•    Remit Monies pursuant to Prompt Pay/Servicer Advances Agreements

•    Prepare and Deliver Prompt Pay/Servicer Advances Reports to Investors

•    Handle Termination of Prompt Pay/Servicer Advances on Accounts

3

Services Provided	Providers	Effective	Location	Cost	Measure

Cash Application

•    Collect payments from Customers from Lockbox (checks, ACHs, Wire Transfer)

•    Automatically post payment to Host Account Receivable systems

•    Reconcile Report of Rejected items

•    Reconcile Payments

•    Research and Resolve discrepancies

•    Post discrepancies manually based upon established procedures and authorities

•    Remit payments to Investors pursuant to applicable Servicing/Fiscal Agency Agreement, if applicable

Follow all Safety and Soundness and Segregation of Duties requirements procedures

	GE Capital-Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

Account Servicing

Contracts Maintenance

•    Receive requests for Account Adjustment

•    Enter into Tracking System

•    Request appropriate approval based on Delegation of Authority, if applicable, and coordinate approval or rejection of request with Investor

•    Perform adjustment and update tracking system

	GE Capital-Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

4

Services Provided	Providers	Effective	Location	Cost	Measure

•    Verify adjustments and corrections

•    Deliver certificates, reports, notices of default and correspondence received from Customer to Investor pursuant to terms and conditions of Syndication and Securitization Agreements

Asset Management

Portfolio Management:

•    Respond to customers’ requests for early or end-of-term payoff of loans and leases – coordinate response with Investors as required

•    Prepare and coordinate execution of end-of-term options; return, purchase, renewal or refinance, following regulatory procedures

Remarketing:

Work with Business to do the following:

•    Coordinate equipment return between customer, company and 3rd parties

•    Coordinate equipment inspection (as needed)

•   Initiate billing for Missing and Damaged equipment

•   Coordinate repossessions

•   Assign best remarketing channel for profit maximization (direct sale,

	GE Capital -Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

5

Services Provided	Providers	Effective	Location	Cost	Measure

auction, 3rd party remarketer) and coordinate the sale process

•    Report equipment inventory aging and sale income

Coordinate remarketing and related services with Investors and application of proceeds pursuant to applicable Remarketing or related Agreements

Securitization Investor Reporting • Develop system data feed to reporting tool • Prepare and check investor reports • Manage settlement mechanics including wire transfers	GE Capital -Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

Securitization Retained Interest Valuation and Reporting

•    Prepare Retained Interest Valuation in accordance with current accounting policies (encompasses modeling and impairment testing)

•    Provide reporting, analysis and metrics on a periodic basis

	GE Capital -Capital Markets and Related Businesses	7/31/08	All Relevant Locations	Included

6

ADDENDUM TO THE AMENDED AND RESTATED SERVICE AGREEMENT

ADDENDUM, dated as of September 29, 2009, to the Amended and Restated Service Agreement dated as of July 31, 2008, as amended (the “Agreement”), between GE Capital Financial Inc., for itself and on behalf of its subsidiaries (together with such subsidiaries, the “Bank”) and General Electric Capital Corporation (the “Parent”).

WHEREAS, as of the date hereof, the Bank and Parent desire to amend the Agreement by adding the Services described in Attachment 1 hereto to the Agreement.

NOW, THEREFORE, in accordance with Section 9.11 of the Agreement, the parties hereto agree as follows:

1.             Provision of Other Services. Attachment 1 hereto is hereby added to and made a part of the Program Exhibit to the Agreement and the services described in Attachment 1 hereto are hereby made Services under the Agreement

2.             Governing Law. This Addendum shall be governed by and construed in accordance with the laws of the State of Utah.

3.             Counterparts. This Addendum may be executed in any number of counterparts, each of which when so executed shall constitute an original but all of which when taken together shall constitute but one Addendum.

Capitalized terms used but not otherwise defined shall have the meaning set forth in the Agreement.

GE CAPITAL FINANCIAL INC.

By:	/s/ Tim Carfi
Name:	Tim Carfi
Title:	Chairman, President, GECFI

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Tom Quindlen
Name:	Tom Quindlen
Title:	Vice President

7

Service Addendum – Corporate Finance

Product Description: Sole lender loans, agented loans and participation in loans in the syndicated loan market, including, but not limited to cash flow, asset based and asset backed loans.

Services Provided	Providers	Effective	Location

Loan Origination including direct and/or indirect loans to mid to large corporate, including:	CF/Risk COE's	9-29-2009	CF- Multiple

•  Prospecting to include identifying potential transaction and developing initial pricing and structure

•  Prescreen transaction with GECFI and GE Corp Finance policy 5.0

•  Proposing loan terms & conditions to customer

•  Delivering and negotiating commitments on behalf of GECFI as a direct lender.

Risk COE's -Danbury, CT -Norwalk, CT -Chicago, IL -Beverly Hills, CA -San Francisco, CA -New York, NY -Atlanta, GA
Underwriting

If loan opportunity meets eligible asset and affiliate transaction screens, prepare credit approval request for review and approval by Bank in accordance with GECFI policies and procedures (including without limitation environmental procedures):

•  Provide Bank access to early read deal meetings to screen deal

	CF/Risk COE's	9-29-2009	CF- Multiple Risk COE's -Danbury. CT -Norwalk. CT -Chicago, IL
• Provide Bank opportunity to add due diligence requirements.
• Provide Bank Final investment package before commitment stage			-Beverly Hills, CA -San Francisco, CA
• Assess transaction including capital structure, terms and conditions, and use of proceeds			-New York, NY -Atlanta, GA
• Assess borrower—market position, industry, management
• Financial assessment of Borrower-analysis of financial statements, EBITDA, margins, leverage, Debt Service Coverage, impact of proposed debt

Services Provided	Providers	Effective	Location

• Assess collateral, if applicable

Documentation	CF/Risk and Legal COE's	9-29-2009

CF- Multiple

Risk COE's
-Danbury, CT
-Beverly Hills, CA
-Norwalk, CT
-Chicago, IL
-San Francisco, CA
-New York, NY
-Atlanta, GA

CF- Legal
-Danbury, CT
-Norwalk, CT
-Chicago, IL
-Irvine, CA
-La Jolla, CA
-Eden Prairie, MN
-Dedham, MA
-Atlanta, GA

•  Perform customary documentation due diligence

•  Prepare or review credit documentation in accordance with credit approval

•  Negotiation of documentation

•  Work with appropriate approvers on any additional negotiation of deal specific requirements

•  Finalize executed documents

•  Arrange for filing of any appropriate security documents

•  Prepare funding request

Trade Execution Desk

•  Closing of all secondary activity including Funding

•  Purchase of loans in secondary market in accordance with buy approvals

•  Soles of existing portfolio exposure in accordance with sale approvals

•  Provide pricing and market information

•  Maintenance of trade and settlement records

•  Prepare TED activity reports

	BLG/Risk COE's	9-29-2009	CF- Multiple BLG -Chicago, IL -Norwalk, CT Risk COE's -Danbury, CT -Norwalk, CT -Chicago, IL -Beverly Hills, CA -San Francisco, CA -New York, NY -Atlanta, GA
Problem Account Management • Confirmation of watch status • Quarterly review with Senior Risk Officer or Bank • Complete impairment analysis as appropriate • Transfer to appropriate workout	CF/Risk and Legal COE's	9-29-2009	CF- Multiple Risk COE's -Danbury, CT -Norwalk, CT -Chicago, IL -Beverly Hills, CA

Services Provided	Providers	Effective	Location

team if restructure likely if appropriate

•  Modification and restructure of troubled loans

•  Participation in external or internal steering committees as appropriate

•  Administer loan in bankruptcy actions

•  Releases - collateral and guarantors

•  Reporting of portfolio performance - delinquency, non-earning, write-offs/losses. delinquency trend analysis, and FAS 114 and FAS 157 reserves

•  Reporting of portfolio classifications

•  For general litigation matters, to include debt collection and condemnation/taking proceedings.

-San Francisco, CA -New York, NY -Atlanta, GA CF- Legal -Danbury, CT -Norwalk, CT -Chicago, IL -Irvine, CA -La Jolla, CA -Eden Prairie, MN -Dedham, MA -Atlanta, GA
General Program Management and Services – Includes: Finance reporting (monthly board review materials. provide data for quarterly Bank regulatory reporting information with respect to loans serviced), 3rd party vendor management and payment as applicable. payment processing against loan account, bank reconciliation, operations analysis, Quality, Legal, hiring of external counsel if necessary. Regulatory Compliance (Anti-Money Laundering/Bank Secrecy Act/Office of Foreign Asset Control screening) with respect to loans serviced, administration, facilities and systems, document retention, Complinet monitoring, file management and storage, file access services, compliance reporting/tracking in (Powersuite tool) when available as required by the Bank.	Structured Operations COE, Finance	9-29-2009

CF- Multiple

Risk COE’s

-Danbury, CT
-Norwalk, CT
-Chicago. IL
-Beverly Hills, CA
-New York, NY
-Atlanta, GA

CF- Legal

-Danbury, CT
-Norwalk, CT
-Chicago. IL
-Irvine, CA

-LaJolla, CA
-Eden Prairie, MN
-Dedham, MA
-Atlanta, GA

SO COE’s
-Chicago, IL
-Norwalk, CT

Services Provided	Providers	Effective	Location
Finance -Norwalk, CT -Danbury, CT

Account Management

•  SAM loan set up and maintenance

•  Update financial statements

•  Confirm covenant compliance as outlined in credit agreement

•  Analyze company ratios

•  Review industry and market

•  Analyze collateral changes

•  Prepare and present at portfolio reviews

•  Process waivers, amendments, and modifications consistent with Delegated Authorities

•  Reporting (monthly/quarterly/annually)

•  Reporting of portfolio classifications

•  Loan terminations/payoffs

CF- Multiple Risk COE’s -Danbury, CT -Norwalk, CT -Chicago. IL -Beverly Hills, CA -San Francisco -New York, NY -Atlanta, GA

Booking

Booking of transactions on Operating Systems:

•  Review of Funding documentation and disburse funds

•  Input data to Operating System based on executed documentation. Entry approved by Team Lead.

•  Conduct post booking deal handoff meeting between Booking and Servicing Teams.

•  Process structural amendments according to executed documentation

•  Review new deals/amendments for accuracy, Booking team resolves issues

•  Review metrics to ensure activities remain in control

SO COE's -Chicago, IL
Customer Service Handling of inquiries related to servicing of customer accounts: • Inbound call-respond to questions or inquiries	Structured Operations COE	9-29-2009	SO COE's -Norwalk, CT -Chicago, IL

Services Provided	Providers	Effective	Location
• Fulfill general accounts inquiries and other customer/investor requests • Forward issues to appropriate party for resolution
Cash Application Posting of funds to Customer accounts: • Apply incoming cash and match to bank accounts • Resolve unidentified or misdirected funds	Structured Operations COE	9-29-2009	SO COE's -Norwalk, CT -Chicago, IL

Account Servicing

Servicing activities during the life of the deal:

•  Process pricing/tenor changes

•  Process drawdown requests

•  Process non-earning transactions as approved by Finance and Risk

•  Maintain amortization schedules

•  Update collateral schedules in subledger

•  Send statements and notifications to customers/investors

•  Verify customer incoming source of funds and flag exceptions

•  Investigate and correct errors as identified

•  Review metrics to ensure activities remain in control

	Structured Operations COE	9-29-2009	SO COE's -Norwalk, CT -Chicago, IL

Terminations

•  Deals identified for termination and approved by Risk

•  Bank instructions Model ID) terminated in Web Cash

•  Entries processed to terminate deal

•  Remaining fees swept/moved as appropriate

•  Review metrics to ensure activities remain in control

	Structured Operations COE	9-29-2009	SO COE's -Norwalk -Chicago, IL

ADDENDUM TO AMENDED AND RESTATED SERVICE AGREEMENT

(Program Exhibit)

This Addendum to Amended and Restated Service Agreement ("Addendum") is made by and between GE Capital Financial Inc., for itself and on behalf of its subsidiaries (collectively, the "Bank") and General Electric Capital Corporation ("Parent").

WHEREAS, Bank and Parent are parties to the Amended and Restated Service Agreement dated as of July 31, 2008, as amended ("Agreement")

WHEREAS, Bank and Parent entered into an Addendum to Amended and Restated Service Agreement (Program Exhibit) dated as of August 2, 2010, pursuant to which a Program Exhibit entitled "Treasury Support Services" was made a part of the Agreement (the "Original Program Exhibit")

WHEREAS, Bank and Parent desire to amend the Agreement by amending and restating the Original Program Exhibit with the attached Program Exhibit - Treasury Support Services (the "Revised Program Exhibit").

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Revised Program Exhibit. The Revised Program Exhibit attached hereto is hereby added to and made a part of the Program Exhibit to the Agreement and the services described therein are made "Services" under the Agreement. The Revised Program Exhibit amends and restates the Original Program Exhibit in its entirety.

2.           Counterparts. This Addendum may be executed in any number of counterparts, each of which when so executed shall constitute an original, but all of which when taken together shall constitute but one Addendum.

3.           Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Addendum as of August 1, 2011.

GE CAPITAL FINANCIAL INC.

By:	/s/ Tim Carfi
Name:	Tim Carfi
Title:	Chairman, President, GECFI

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Eric Duenwald
Name:	Eric Duenwald
Title:	Deputy Treasurer Operations

Program Exhibit — Treasury Support Services

Service Description: Any and all services associated with treasury services and related support services provided in general by GECC to operate the bank. Note: This Program Exhibit "Treasury Support Services" amends and restates in its entirety the Program Exhibit entitled "Treasury Support Services" originally incorporated into the Agreement pursuant to the Addendum to Amended and Restated Service Agreement dated August 2, 2010.

Services Provided	Providers	Effective	Location

Treasury Services

•     General treasury services and related support services

•     Finance services, including

o     intercompany reporting

o     GLU support (general ledger)

o     preparation and processing of manual journal entries.

o     processing of automated feeds.

o     provide data for Bank regulatory and other reporting

o     account reconciliations

o     financial planning & budgeting

o     intercompany and cash oversight

o     affiliate fee calculations

o     tax return support

•     Cash disbursement services, including

o     Review of funding requests and appropriate approvals

o     Verify disbursement media type

o     Disburse funds by generating ACH, wires, electronic transfer or checks

•     Cash application services, including

o     Posting of funds to applicable accounts

o     Mix of automated and manual application of funds

o     Resolution of unidentified or misdirected funds

o     Resolution of any cash returns

o     Balance bank deposits to funds applied in operating system

•     Short-term funding including

o     Processing of bank products

o     Investment of bank excess funds

•     GECC and third-party liquidity facilities

	GE Capital Treasury	7/31/2008	Stamford, CT

Services Provided	Providers	Effective	Location

Operations

•     General Administration

•     Operational support services

•     Marketing support services

•     Information Technology systems and related support

•     Regulatory Compliance, including

o     Bank Secrecy Act, USA Patriot Act, Insider Trading and OFAC, Bridger Monitoring

o     Compliance Reporting/Tracking

•     Disaster recovery planning, management and facilities

•     3rd party vendor management and payment as applicable

•     Quality

•     Advisory services, including

o     Accounting

o     Tax

o     Cash Management

o     Other professional services

•     Facilities and Systems including

o     Document Retention

o     File Management and Storage

o     File Access services

o     Office space and related equipment

ADDENDUM TO AMENDED AND RESTATED SERVICE AGREEMENT

(Program Exhibit)

This Addendum to Amended and Restated Service Agreement (“Addendum”) is made by and between GE Capital Financial Inc., for itself and on behalf of its subsidiaries (collectively, the "Bank") and General Electric Capital Corporation (“Parent”).

WHEREAS, Bank and Parent are parties to the Amended and Restated Service Agreement dated as of July 31, 2008, as amended (“Agreement”)

WHEREAS, Bank and Parent desire to amend the Agreement by adding the Services described in the attached Program Exhibit - Treasury Support Services (the “Additional Program Exhibit”).

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Additional Program Exhibit. The Additional Program Exhibit attached hereto is hereby added to and made a part of the Program Exhibit to the Agreement and the services described therein are made "Services" under the Agreement.

2.          Counterparts. This Addendum may be executed in any number of counterparts, each of which when so executed shall constitute an original, but all of which when taken together shall constitute but one Addendum.

3.          Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Addendum as of August 2, 2010.

GE CAPITAL FINANCIAL INC.

By:	/s/ Tim Carfi
Name:	Tim Carfi
Title:	Chairman, President, GECFI

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Eric Duenwald
Name:	Eric Duenwald
Title:	Deputy Treasurer Operations

Program Exhibit – Treasury Support Services

Service Description: Any and all services associated with treasury services and related support services provided in general by GECC to operate the bank

Services Provided	Providers	Effective	Location

Treasury Services

•     General treasury services and related support services

•     Finance services, including

o     intercompany reporting

o     GLU support (general ledger)

o     preparation and processing of manual journal entries.

o     processing of automated feeds.

o     provide data for Bank regulatory and other reporting

o     account reconciliations

o     financial planning & budgeting

o     intercompany and cash oversight

o     affiliate fee calculations

o     tax return support

•     Cash disbursement services, including

o     Review of funding requests and appropriate approvals

o     Verify disbursement media type

o     Disburse funds by generating ACH, wires, electronic transfer or checks

•     Cash application services, including

o     Posting of funds to applicable accounts

o     Mix of automated and manual application of funds

o     Resolution of unidentified or misdirected funds

o     Resolution of any cash returns

o     Balance bank deposits to funds applied in operating system

•     Short-term funding including

o     Processing of bank products

o     Investment of bank excess funds

•     GECC and third-party liquidity facilities

Operations

•     General Administration

•     Operational support services

	GE Capital Treasury	7/31/2008	Stamford, CT

Services Provided	Providers	Effective	Location

•     Marketing support services

•     Information Technology systems and related support

•     Regulatory Compliance, including

o     Bank Secrecy Act, USA Patriot Act, Insider Trading and OFAC, Bridger Monitoring

o     Compliance Reporting/Tracking

•     Disaster recovery planning, management and facilities

•     3rd party vendor management and payment as applicable

•     Quality

•     Advisory services, including

o     Accounting

o     Tax

o     Cash Management

o     Other professional services

•     Facilities and Systems including

o     Document Retention

o     File Management and Storage

o     File Access services

o     Office space and related equipment

ADDENDUM TO THE AMENDED AND RESTATED SERVICE AGREEMENT

ADDENDUM, dated as of August 8, 2012, to the Amended and Restated Service Agreement dated as of July 31, 2008, as amended (the “Agreement”), between GE Capital Bank (formerly named GE Capital Financial Inc.) for itself and on behalf of its subsidiaries (together with such subsidiaries, the “Bank”) and General Electric Capital Corporation (the “Parent”).

WHEREAS, as of the date hereof, the Bank and Parent desire to amend the Agreement by replacing the addendum attached thereto titled “Service Addendum – Corporate Finance –Leasing” with the revised addendum attached hereto as Attachment 1.

NOW, THEREFORE, in accordance with Section 9.11 of the Agreement, the parties hereto agree as follows:

1.          Provision of Other Services. The addendum titled “Service Addendum Corporate Finance – Leasing” is hereby replaced with Attachment 1 hereto which is hereby added to and made a part of the Program Exhibit to the Agreement and the services described in Attachment 1 hereto are hereby made Services under the Agreement.

2.          Governing Law. This Addendum shall be governed by and construed in accordance with the laws of the State of Utah.

3.          Counterparts. This Addendum may be executed in any number of counterparts, each of which when so executed shall constitute an original but all of which when taken together shall constitute but one Addendum.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

GE CAPITAL BANK

By:	/s/ Tim Carfi
Name: Tim Carfi
Title: Chairman, President, GECB

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

1

ADDENDUM TO THE AMENDED AND RESTATED SERVICE AGREEMENT

ADDENDUM, dated as of August 8, 2012, to the Amended and Restated Service Agreement dated as of July 31, 2008, as amended (the “Agreement”), between GE Capital Bank (formerly named GE Capital Financial Inc.) for itself and on behalf of its subsidiaries (together with such subsidiaries, the “Bank”) and General Electric Capital Corporation (the “Parent”).

WHEREAS, as of the date hereof, the Bank and Parent desire to amend the Agreement by replacing the addendum attached thereto titled “Service Addendum – Corporate Finance –Leasing” with the revised addendum attached hereto as Attachment 1.

NOW, THEREFORE, in accordance with Section 9.11 of the Agreement, the parties hereto agree as follows:

1.          Provision of Other Services. The addendum titled “Service Addendum Corporate Finance – Leasing” is hereby replaced with Attachment 1 hereto which is hereby added to and made a part of the Program Exhibit to the Agreement and the services described in Attachment 1 hereto are hereby made Services under the Agreement.

2.          Governing Law. This Addendum shall be governed by and construed in accordance with the laws of the State of Utah.

3.          Counterparts. This Addendum may be executed in any number of counterparts, each of which when so executed shall constitute an original but all of which when taken together shall constitute but one Addendum.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

GE CAPITAL BANK

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Thomas Murphy
Name: Thomas Murphy
Title: Sr. Risk Manager

1

ATTACHMENT 1

Service Addendum – Corporate Finance – Leasing

Product Description: Lease and Loan Financing of Commercial Equipment via Direct and Indirect Relationships

Services Provided	Providers	Effective	Location

Origination of Loans and Leases:

Originations of Loans and Leases

including direct and/or indirect to middle

market companies

•     Provide Bank access to sales pipeline reporting and meetings.

•     Prospect into existing or new customers to identify loan and lease opportunities

•     Develop initial deal structure inclusive of pricing

•     Prescreen transactions with region and/or CF risk teams as needed

•     Propose deal structure to customer and/or prospect

	Corporate Finance (CF)	6/26/2012	Multiple

Underwriting

Structured Underwriting:

•     Originate Classifiable Assets through established processes

•     Decision in accordance with approved credit delegations.

•     Underwrite with sufficient information to decision.

•     Memorialize in a Credit Approval Memorandum

•     Set residuals according to Residual Guidelines or as indicated by Global Asset Management

•     Rate each underwriting with a GEPD and GE LGD rating

•     Maintain underwriting data in a certified front end system

•     Comply with Insider/Affiliate transaction rules, asset screens, environmental implementing procedures and credit policies

	Corporate Finance (CF)	6/26/2012	Multiple

2

Services Provided	Providers	Effective	Location

Delinquency Managed Assets:

•     Delinquency managed facilities will originate through established processes

•     Approve in accordance with authorized credit delegations.

•     Underwrite with sufficient financial information to decision

•     Maintain underwriting in a certified front-end system

•     Comply with Insider/Affiliate transaction rules, asset screens, environmental implementing procedures and credit policies

Documentation:

Preparation of Customer Financing agreement and associated Schedules

•     Prepare documentation per Risk/Underwriting requirements

•     Ensure proper perfection either by providing a perfected title with a first lien, or filing UCC’s when required by policy & securing subordination/terminations when required by policy

•     Work with appropriate approvers on any negotiation of deal specific requirements

•     Send documentation for execution.

	Corporate Finance (CF)	6/26/2012	Multiple

Pre-Audit:

•     Review executed customer documentation

•     Perform financial/economic review of transactional details

•     Ensure all Risk/Credit & documentation conditions have been satisfied

•     Resolve any open issues

•     Determine ready to fund status

•     Review customer docs/vendor or manufacturer invoices and follow key regulatory controls

•     Forward to B/F team for processing

	Corporate Finance (CF)	6/26/2012	Multiple

3

Services Provided	Providers	Effective	Location

Booking / Funding:

Booking of Transactions on Operating Systems:

•     Review customer docs/vendor or manufacturer invoices and follow key regulatory controls as required for funding/booking set up

•     Set up funding in system

•     Complete financial review and approve funding in system

•     Deal sent to disbursement queue for funding disbursement

•     Forward to Booker for booking

•     Complete data entry and confirm account set up is correct

•     Finalize Booking in system and ensure deal is ready to invoice

	Product Delivery COE	6/26/2012	Irving, TX

Funding Disbursement for Equipment/Services for a Customer Transaction:

•     Receive the Proceeds Sheet. Identify payment method

•     Obtain appropriate approvals

•     Validate Proceeds Sheet to invoice

•     Match Transaction Type to Payment Batch

•     Obtain Funding Review/ Authorization

•     Fund customer/manufacturer, vendors or other approved sources

•     File copy per retention policy

	Portfolio Services COE	6/26/2012	Cedar Rapids, IA

Client Servicing:

Handling of Inquiries related to servicing of customer accounts.

•     Receive customer service request

•     Open Issues Ticket

•     Review account information

•     Process requests and provide response to customer

•     Close Issues Ticket

	Customer Services COE	6/26/2012	Cedar Rapids, IA

4

Services Provided	Providers	Effective	Location

Cash Application:

•     Collect payments from Lockbox (checks, ACHs, Wire Transfer)

•     Automatically post payment to Host NR systems

•     Reconcile Report of Rejected items

•     Research and Resolve discrepancies

•     Post discrepancies manually based upon established procedures and authorities

•     Follow all Safety and Soundness and Segregation of Duties requirements procedures

	Portfolio Services COE	6/26/2012	Cedar Rapids, IA

Account Servicing:

Contracts Maintenance

•     Receive request for Account Adjustment

•     Enter into Tracking System

•     Request appropriate approval based on Delegation of Authority

•     Perform adjustment and update tracking system

•     Verify adjustments and corrections

	Portfolio Services COE Customer Services COE	6/26/2012	Cedar Rapids, IA

Portfolio Management:

Delinquency Managed Portfolio:

•     Delinquency managed assets will be supported by monthly summary reporting that identifies issues, follow-up and progress.

•     Modifications, extensions or deferrals will be approved in accordance with the approved CF Delegation of Authority (Policy 5.0)

	Collections COE	6/26/2012	Danbury, CT

5

Services Provided	Providers	Effective	Location

Collections and Workout:

•     Collection/recovery of customer balances on delinquent accounts.

•     Negotiation/Collection of Bankrupt accounts.

•     Establish Outbound manual call campaigns in compliance with regulatory policies

•     Receive customer calls

•     Negotiate payment arrangements including payment alternatives and/or forbearance programs per policies

•     Comply with Collections Policy, FDCPA and State Laws

•     Code Bankrupt accounts in host system and remove from normal collection activity

•     Send demand letters to liable parties to avoid potential delays in collections action/repossession

•     Process Reserves and Writeoffs per documented Credit Policy, Delegation of Authority and with appropriate Segregation of Duties

•     Litigate/recover customer balances on delinquent accounts &/or SOT accounts at wholesale customers

	Collections COE	6/26/2012	Danbury, CT

Asset Management

Valuations:

•     Provide equipment residual values and current values to Sales and Risk. Analyze portfolio realization and market conditions and update residual value projections as needed

•     Provide current equipment values to Portfolio and Remarketing team for budgeting and negotiating

•     Report quarterly portfolio performance analysis (6.0

•     Comply with regulatory requirements

	Global Asset Management COE	6/26/2012	Danbury, CT Irving, TX

6

Services Provided	Providers	Effective	Location

Portfolio Management:

•     Respond to customers’ requests for early or end-of-term payoff of loans and leases

•     Review accounts approaching Planned End Date and notify customers via invoice, letter or call

•     Prepare and coordinate execution of end-of term options: return, purchase, renewal or refinance, following regulatory procedures

•     Collect outstanding Evergreen (Continue To Bill) payments

•     Report Evergreen Collection Effectiveness, Evergreen Income, Portfolio Realization

	Global Asset Management COE	6/26/2012	Danbury, CT Irving, TX

Remarketing:

•     Coordinate equipment return between customer, company and 3rd parties

•     Coordinate equipment inspection (as needed)

•     Initiate billing for Missing and Damaged equipment

•     Coordinate repossessions

•     Assign best remarketing channel for profit maximization (direct sale, auction, 3rd party remarketer) and coordinate the sale process

•     Report equipment inventory aging and sale income

General Program Management and Services:

Finance reporting (monthly board review materials, provide data for quarterly GECF regulatory reporting, payment processing against loan account, account reconciliations, daily intercompany reporting); Human Resources; Performance Development; Operations Analysis; Quality; Legal (subject to ethical guidelines including conflicts of interest); Compliance with applicable policies per the MSA

	Multiple	6/26/2012	Multiple

7

Services Provided	Providers	Effective	Location

Securities and Insurance:

•     Protect collateral, including UCCs, Insurance and Titles utilizing Billings COE, MT services. Servicing activities include:

•     Ensuring timely and accurate filing and renewal of UCC transactions

•     Tracking and monitoring active insurance coverage and managing claims

•     Ensuring lien ownership by obtaining and maintaining title documents where required

	Securities and Insurance COE	6/26/2012	Billings, MT

Marketing:

Communications:

•     Media relations

•     Customer, employee communications

Strategic Marketing:

•     Product management/development

•     Strategic initiatives

•     Customer insights/analytics

Other:

•     Strategic Pricing

•     Market insights/analytics

•     Customer, Segment profitability

•     Sales Deployment

•     Database development/support

•     Value proposition

	Marketing COE	6/26/2012	Multiple

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